                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                        AMENDMENT NO.1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 5, 2004

                                ----------------

                                LITTELFUSE, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                      0-20388                36-3795742
       (State or other          (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                            Identification Number)

  800 EAST NORTHWEST HIGHWAY
    DES PLAINES, ILLINOIS                                          60016
    (Address of principal                                        (Zip Code)
      executive offices)

                                 (847) 824-1188
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K dated May 5, 2004 is filed by the registrant to present the financial statements of the acquired company audited in accordance with US Generally Accepted Auditing Standards. The financial statements previously reported were audited in accordance with German Generally Accepted Auditing Standards. Below are the consolidated financial statements of Heinrich Industrie AG as of and for the year ended December 31, 2003 as so audited.

                             PWC WESTDEUTSCHLAND AG
                         WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
                         REPORT OF INDEPENDENT AUDITORS

TO
THE BOARD OF DIRECTORS
HEINRICH INDUSTRIE AG
ANNENSTRA(BETA)E 113
58453 WITTEN

We have audited the accompanying consolidated balance sheet of HEINRICH INDUSTRIE AG and its subsidiaries as of December 31, 2003, and the related consolidated statement of income, for the period from January 1, 2003 to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HEINRICH INDUSTRIE AG and its subsidiaries at December 31, 2003, and the results of their operations for the period from January 1, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in Germany.

Essen, April 18, 2005

PwC Westdeutschland AG
Wirtschaftsprufungsgesellschaft

/s/ Schwarzhof             /s/ Poeppelmeyer
(Wirtschaftspruefer)       (Wirtschaftspruefer)
[German Public Auditor]    [German Public Auditor]

HEINRICH INDUSTRIE AG
Consolidated Balance Sheet

                                                                                   UNAUDITED
                                                                 12/31/2003        12/31/2002
                         ASSETS                              (EURO)      (EURO)     K(EURO)
---------------------------------------------------------  ----------  ----------  ----------
FIXED ASSETS

Intangible assets

  Concessions, industrial property and similar rights and
  assets, and licenses in such rights and assets            3,020,520                 1,373

  Goodwill                                                     37,339                    77

  Prepayments                                                  33,282                   549
                                                           ----------                ------

                                                            3,091,141                 1,999
                                                           ----------                ------
Tangible assets

  Land, similar rights and buildings including
  buildings on leasehold land                               1,762,953                 1,884

  Technical equipment and machinery                         9,105,241                 9,631

  Other equipment, factory and office equipment             2,085,690                 2,222

  Prepayments and constructions in process                    688,758                   917
                                                           ----------                ------

                                                           13,642,642                14,654
                                                           ----------                ------
Financial assets

  Shares in affiliated companies                               13,422                    13

  Participating interests                                   5,520,854                 5,111

  Securities                                                        0                     0

  Other loans                                                   8,110                    10
                                                           ----------                ------

                                                            5,542,386                 5,134
                                                           ----------                ------

                                                                       22,276,169    21,787
                                                                                     ------
CURRENT ASSETS

Inventories

  Raw materials and supplies                                3,718,340                 4,830

  Work in process                                           4,899,157                 3,984

  Finished goods and merchandise                            6,030,550                 6,648

    The accompanying notes are an integral part of the financial statements

  Prepayments                                                   4,971                     1
                                                           ----------                ------

                                                           14,653,018                15,463
                                                           ----------                ------

Receivables and other assets

  Trade receivables                                         9,656,807                 9,627

  Receivables from affiliated companies                           423                     0

  Receivables from companies in which the company
  has a participating interest                                 73,653                    29

  Other assets                                              1,642,151                 1,981
                                                           ----------                ------

                                                           11,373,034                11,637
                                                           ----------                ------

Securities

  Other securities                                                632                     2

Cash in hand, bank balances                                12,449,362                12,511
                                                           ----------                ------

                                                                        38,476,046   39,613
                                                                                     ------

PREPAID EXPENSES AND DEFERRED CHARGES                                       36,198       37
                                                                        ----------   ------

                                                                        60,788,413   61,437
                                                                        ----------   ------

                                                                        UNAUDITED
                                                      12/31/2003        12/31/2002
           EQUITY AND LIABILITIES                 (EURO)      (EURO)     K(EURO)
----------------------------------------------  ----------  ----------  ----------
SHAREHOLDERS' EQUITY

Subscribed capital                              10,400,000                10,400

Capital reserve                                 10,992,775                10,993

Earning reserves

  Other earnings reserves                       11,215,948                10,179

Net income shown in balance sheet                1,100,000                 1,100

Balancing item for minority interest               330,843                   404
                                                ----------                ------

                                                            34,039,566    33,076
                                                                          ------

SPECIAL RESERVES

    The accompanying notes are an integral part of the financial statements

Special account with reserve characteristics             0                 4,705

Other Special account for investment subsidies           0                   417
                                                                     0     5,122
                                                ----------                ------

ACCRUALS

Accruals for pensions and similar obligations    8,033,329                 7,954

Accruals for former coal-mining                  3,529,684                 3,595

Tax accruals                                       923,544                   102

Other accruals                                   8,912,355                 5,338
                                                ----------                ------

                                                            21,398,912    16,989
                                                                          ------

LIABILITIES

Bank loans and overdrafts                        1,139,462                   733

Customer advances                                   16,442                     1

Trade payables                                   1,910,285                 2,656

Payables to affiliated companies                    15,195                    15

Payable to companies in which the company has
a participating interest                               724                    56

Other liabilities                                2,263,890                 2,782
                                                ----------                ------

                                                             5,345,998     6,243
                                                                          ------

DEFERRED INCOME                                                  3,937         7
                                                            ----------    ------

                                                            60,788,413    61,437
                                                            ----------    ------

    The accompanying notes are an integral part of the financial statements

HEINRICH INDUSTRIE AG
Consolidated Income statement

                                                                            UNAUDITED
                                                            2003              2002
                                                    (EURO)        (EURO)     K(EURO)
                                                  -----------  -----------  ---------
Sales                                                           82,839,775    82,362

Increase or decrease in finished goods
and work in process                                                380,679      -344

Other own work capitalized                                         303,643       279

Other operating income                                           7,213,781     4,292

Cost of materials:

Cost of raw materials, supplies and merchandise   -28,658,241                -26,604

  Cost of purchased services                       -1,137,408                 -1,132
                                                  -----------                -------
                                                               -29,795,649   -27,736

Personnel expenses:

  Wages and salaries                              -31,032,054                -29,699

  Social security, pensions and other benefits     -6,105,379                 -6,076
                                                  -----------                -------
                                                               -37,137,433   -35,775

Amortization and depreciation                                   -5,222,134    -6,720

Other operating expenses                                       -16,857,416   -16,261

Income from participating interests                                 30,002       124

Income from other long-term securities and
Loans                                                                1,591         2

Other interest and similar income                                  231,194       286

Interest and similar expenses                                      -51,560       -60
                                                               -----------   -------
Net operating income                                             1,936,473       449

Tax on income                                                     -292,504      -114
                                                               -----------   -------

Net income for the year                                          1,643,969       335

Minority interests in loss/profit                                    1,482       -17
                                                               -----------   -------

                                                                 1,645,451       318

Unappropriated retained earnings brought forward                         0         7

Transfer from other earnings reserves                                    0       775

Transfer to other earnings reserves                               -545,451         0
                                                               -----------   -------

Net income shown in balance sheet                                1,100,000     1,100
                                                  -----------  -----------   -------

    The accompanying notes are an integral part of the financial statements

NOTES TO FINANCIAL STATEMENTS OF HEINRICH INDUSTRIE GROUP FOR 2003

The Group financial statements of HEINRICH INDUSTRIE AG are prepared in accordance with the requirements of the German commercial code relating to capital companies.

      1.    CONSOLIDATED GROUP

HEINRICH INDUSTRIE AG is the holding company for the Wickmann Group of circuit protection products, which has three business units: electronic, automotive and electrical. Littelfuse operates HEINRICH in such business units subsequent to the acquisition.

In addition to the financial statements of HEINRICH INDUSTRIE, the group statements for 2003 contain the individual statements of 6 (previous year 6) domestic and 7 (previous year 8) foreign companies.

The EFEN-Vertriebs GmbH, Salzburg/Austria, was liquidated in the business year 2003. The deletion from the company register was made on July 4, 2003. The de-consolidation of the company took place at the start of the year.

The following companies

-     Motherson PUDENZ WICKMANN Ltd., New Delhi, India

-     Hinnenberg Beteiligungsgesellschaft mbH i.L., Essen

-     Switchgear Systems Ltd., Rugby/ Warwickshire, Great Britain

have not been included in the group statement in accordance with Section 296 Para. 2 HGB and Section 311 Para. 2 HGB due to the minor importance of the companies to the asset, financial and revenue situation of the group.

The companies included in the group statements are listed under Point 7. The business year of all companies included is the calendar year.

2.    CONSOLIDATION PRINCIPLES

The balance sheets of HEINRICH INDUSTRIE and the subsidiary companies included in the statements are consolidated in the group statements. The asset and liability items have been used instead of the shareholding book values, at the values used in the balance sheets of the individual companies as at December 31, 2003.

For capital consolidation the purchase method is applied by eliminating the purchase price of the participating interests acquired against the company's share in net assets of these companies. Any resulting goodwill is recognized in the earning reserves at the time of initial consolidation, any negative goodwill is added to the earning reserves.

Loans and other receivables, liabilities, revenue as well as income and expenses incurred on intercompany transactions and any resulting intercompany profit are eliminated. For consolidation procedures affecting net income, deferred taxes have been recorded.

3.    CURRENCY TRANSLATION

The balance sheets of the subsidiaries that are compiled in a foreign currency have been translated and included in the group statements as follows:

- The translation of the shareholders' equity and the ASSET AND LIABILITY ITEMS of the balance sheets has been made uniformly at the exchange rate prevailing on the balance sheet date.

- Items of the INCOME STATEMENT have been translated at the average exchange rate over the business year.

- The balance of exchange rate differences has been recognized in the earning reserves of the group balance sheet, not affecting the result.

Currency translation differences resulting from the consolidation of intercompany income and expense are included in the income statement.

4.    ACCOUNTING AND VALUATION PRINCIPLES

The annual statements of the individual companies have been compiled in accordance with legal requirements and the applicable balance sheet and valuation methods of HEINRICH INDUSTRIE.

The INTANGIBLE ASSETS are shown at purchase price, less scheduled linear amortization and impairments.

The FIXED ASSETS have been valued at purchase price or cost of production, less scheduled depreciation according to use and impairments. The impairments consist of impairment adjustments to the lower fair value and special tax depreciation.

Scheduled depreciation has been applied linearly or declining at the maximum rates permitted by tax regulations. In the case of movable assets, depreciation is generally applied declining at first, with a transition to linear depreciation as soon as this leads to higher depreciation amounts. The depreciation is based on a useful life of up to 50 years for buildings, and 3 to 13 years for technical equipment and machinery, other plant, operating and business equipment. Low-value goods are written off completely in the year of acquisition.

The SHARES IN AFFILIATED COMPANIES of HEINRICH INDUSTRIE have been valued at purchase price, and where applicable less impairments in accordance with Section 3 of the law governing tax measures for the closure of coal mines.

The PARTICIPATING INTERESTS are shown at their purchase price.

Interest-bearing LOANS are shown at the nominal value. Where allowed by tax regulations, loans granted interest-free up to 1954 have been fully adjusted in value. Other interest-free loans have been valued at the cash value, taking into account an interest rate of 5.5% p.a.

In the case of INVENTORIES, raw materials and operating materials and goods have been valued at their purchase price. Unfinished and finished goods have been valued at cost of production or the lower fair market value. In addition to material and individual production costs, the manufacturing costs also include general material and production costs and depreciation. The lower of cost or market principle has been applied. Sufficient reductions in value have been recorded to account for risks resulting from the duration of storage or reduced realizability. In accordance with applicable tax regulations, the valuation of stocks has generally been made according to the "LIFO" method.

RECEIVABLES AND OTHER ASSETS have been valued at the nominal value, with individual adjustments made to take account of discernible risks. The general credit risk has been taken into account by means of a general reserve. Receivables in foreign currency are shown at the exchange rate prevailing at the time of the transaction or on the balance sheet date, whichever is the lower.

The PENSION ACCRUALS have been calculated according to the guideline tables of Dr. Klaus Heubeck of 1998 on the basis of an interest rate of 6%. The calculation has been made in accordance with Section 6a EStG.

The ACCRUALS FOR FORMER COAL-MINING have been calculated in accordance with the agreements made with the financial administration at the cash value of the costs to be anticipated for the future, or in the case of long-term damage at 20-times the average annual cost.

The TAX AND OTHER ACCRUALS take into account all discernible risks and uncertain liabilities.

The LIABILITIES are listed at their repayment amounts. Liabilities in foreign currency are shown at the exchange rate prevailing at the time of the transaction or on the balance sheet date, whichever is the higher.

The INCOME STATEMENT has been compiled in graduated form according to the cost-categories-oriented format.

5.    EXPLANATIONS ON THE BALANCE SHEET

FIXED ASSETS

The development of the fixed assets of the group is shown in the statement of fixed assets.

The INTANGIBLE ASSETS consist of usage rights (EDP software) and a customer base obtained from EFEN-Polska on its foundation and from PUDENZ in connection with the acquisition of OSWALD, and the goodwill shown on the balance sheet of EFEN-Hungaria. EFEN includes a customer base with a book value of (euro) 1.0 Mio. due to the acquisition of the business operations of Peterreins Schalttechnik GmbH, Schwabach.

The cumulative depreciation shown under property and buildings contains special depreciation in accordance with Section 6b EStG. The difference between the normal linear depreciation and this special depreciation as at December 31, 2003 is (euro) 15.3 Mio within the group. In the business year, this produced a reduction in annual depreciation of (euro) 0.6 Mio within the group.

In the business year 2003, impairments on fixed assets in the amount of K(euro) 195 (previous year K(euro) 776) were recorded in accordance with Section 253 Para. 2 P. 3 HGB, which refers mainly to operating plant in Witten.

In the participating interests, the statement of fixed assets show a reduction resulting from the sale of the participating interests in Ruhrgas AG. HEINRICH INDUSTRIE sold its shareholding in Ruhrgas AG by means of the contract of July 2, 2002. The 158,200 shares were acquired by E.ON AG, Dusseldorf. The contract could not however be completed in the business year 2002, since the required consent of the general meeting of Ruhrgas AG was not given until February 17, 2003 due to the ongoing proceedings before the regional court of Dusseldorf against the ministerial permission for the Ruhrgas take-over. WICKMANN increased its participating interests in the POLYTRONICS Technology Corporation Ltd., Hsin-Chu, Taiwan, by the acquisition of 906,000 shares at a purchase price of K(euro) 929. The POLYTRONICS Technology Corporation Ltd., is a strategic partner of WICKMANN. The participating interests is aimed at the long-term co-operation in the "Resettables" sector and provides the right of exclusive marketing of the relevant products in Europe and North America with ongoing distribution revenue. The long-term value of the participating interests valuation can be seen in the group statements, despite the weakness of the Taiwanese Dollar.

The PROPERTY OWNED BY THE GROUP is as follows:

IMPROVED PROPERTY in ha

                                          2003     2002
Business property                         13.9     13.9
Residential property                       0.1      0.1
                                          ----     ----
Total                                     14.0     14.0

UNIMPROVED PROPERTY in ha

                                          2003     2002
Commercial land                            2.7      2.7
Agriculture and forestry
land                                      16.5     16.5
                                          ----     ----
Total                                     19.2     19.2
                                          ----     ----
Altogether                                33.2     33.2

No property was sold or acquired in the fiscal year 2003.

In addition to adjustments for inventory risk, the INVENTORIES also take into account additional value adjustments amounting to (euro) 0.7 Mio, resulting from the sale of erwilo on February 29, 2004 .

The TRADE RECEIVABLES, RECEIVABLES FROM AFFILIATED COMPANIES, AND RECEIVABLES FROM COMPANIES IN WHICH THE COMPANY HAS A PARTICIPATING INTEREST have a remaining term of less than one year.

The OTHER ASSETS consist mainly of tax credits of K(euro) 829. The group also show receivables with a remaining term of more than one year of K(euro) 398 respectively, which result mainly from outstanding claims from re-insurance.

The SUBSCRIBED CAPITAL is (euro) 10,400,000 and is fully paid in. There are 2,000,000 single bearer stocks. Each single stock grants one vote.

In the group statements, (euro) 0.5 Mio has been placed in OTHER EARNINGS RESERVES.

For group financial statements the earning reserves of HEINRICH INDUSTRIE AG (K(euro) 10,199) were adjusted as follows to arrive at K(euro) 11,216 as disclosed in the group financial statements:

- Reallocation of the special account with a reserve characteristics from individual balance sheets in the amount of (euro) 1.3 Mio in accordance with the abolition of Section 308 Para. 3 HGB in conjunction with the transparency and publicity law of July 19, 2002

-     Earning reserves of subsidiary companies after initial consolidation of
      (euro) 0.7 Mio

- Adjustment items from currency conversion shareholders' equity of consolidated companies of (euro) - 0.5 Mio

-     Adjustment items from consolidations affecting the results of (euro) - 0.5
      Mio.

The increase in the earning reserves of the group over the previous year by
(euro) 1.0 Mio results from the reallocation of special account of (euro) 1.3 Mio, an adjustment to the currency adjustment item of (euro) - 0.8 Mio and a transfer to group reserves of (euro) 0.5 Mio.

The BALANCE SHEET ITEM FOR MINORITY INTERESTS amounts to (euro) 0.3 Mio. This refers to the interest of other shareholders in the equity of the companies EFEN-Hungaria with (euro) 0.2 Mio and EFEN-Polska with (euro) 0.1 Mio.

The SPECIAL ACCOUNT WITH RESERVE CHARACTERISTICS in the amount of (euro) 2.2 Mio has been transferred in the group statements on the balance sheet date into the profit reserves in the amount of (euro) 1.3 Mio in accordance with the abolition of Section 308 Para. 3 HGB after deduction of deferred taxes of (euro) 0.9 Mio.

The previously recognized SPECIAL ACCOUNT FOR INVESTMENT SUBSIDIES TO FIXED ASSETS from WICKMANN has been transferred to other accruals based on the existing risk of repayment.

The ACCRUALS FOR PENSIONS AND SIMILAR OBLIGATIONS include around K(euro) 525 in mining commitments (pension and payment in kind commitments).

The ACCRUALS FOR FORMER COAL-MINING have been calculated in accordance with the agreements made with the financial administration at the cash value of the costs to be anticipated for the future, or in the case of long-term damage at 20-times the average annual cost.

The TAX ACCRUALS within the group have been recognized mainly for deferred taxes and withholding taxes.

The OTHER ACCRUALS within the group relate principally to commitments in connection with personnel costs, warranty obligations, annual financial statements costs, and outstanding invoices.

The increase of the other accruals within the group as compared to the previous year of (euro) 3.6 Mio is relating to (euro) 1.6 Mio from social security and compensation accruals for restructuring measures, accruals for the potential repayment obligation of an investment subsidy of (euro) 1.0 Mio, and a loss contingency resulting from the sale of erwilo in the amount of (euro) 0.5 Mio. The accruals for general personnel costs have been increased by (euro) 0.3 Mio, and those for outstanding maintenance and process costs by (euro) 0.1 Mio each.

LIABILITIES

GROUP

                                                      DEC. 31, 2003             DEC. 31, 2002 *)
                                                         K(EURO)                     K(EURO)
                                                      -------------             ----------------
Bank loans and overdrafts                                  1,139                        733

Customer advances                                             17                          1

Trade payables                                             1,910                      2,656

Payables to affiliated companies                              15                         15

Payables to companies in which the
company has a participating interest                           1                         56

Other liabilities                                          2,264                      2,782

Of
   which taxes                                              (527)                      (602)

   which social security payables                           (751)                      (763)
                                                           -----                      -----
                                                           5,346                      6,243
                                                           -----                      -----

*) unaudited

With the exception of the liabilities in favour of banks, the liabilities of the group all have a remaining period of less than one year.

The liabilities in favour of banks within the group relate to loans by Dongguan WICKMANN and Dongguan EFEN in order to cover exchange rate risks.

CONTINGENCIES AND OTHER FINANCIAL OBLIGATIONS

LIABILITIES FROM EXTENDED CREDIT ORDERS exist for the group in the amount of K(euro) 1,510, all of which have been granted to the subsidiaries of HEINRICH INDUSTRIE. OTHER FINANCIAL OBLIGATIONS exist in the form of EDP service contracts amounting to K(euro) 819, which are due to HEINRICH INDUSTRIE AG.

6.    EXPLANATIONS ON THE PROFIT AND LOSS ACCOUNT

The GROUP TURNOVER by region is made up as follows:

                                                           REST OF                     OTHER
                            GERMANY       EU-TERRITORY      EUROPE         ASIA       COUNTRIES           TOTAL
                          2003   2002     2003    2002    2003  2002   2003   2002   2003    2002     2003     2002
SALES in Mio (euro)               *)               *)            *)            *)             *)                *)
-------------------       ----   ----     ----    ----    ---   ----   ----   ----   ----    ----     ----     ----
WICKMANN Group            28.3   28.3     13.8    13.8    9.1    8.3   14.8   17.2    6.6     5.0     72.6     72.6
In % of total               39     39       19      19     13     11     20     24      9       7      100      100

Erwilo                     9.2    8.9      0.5     0.5    0.1      0      0      0      0       0      9.8      9.4
In % of total               94     94        5       6      1      0      0      0      0       0      100      100

HEINRICH
INDUSTRIE (1)              0.4    0.4        0       0      0      0      0      0      0       0      0.4      0.4
In % of total              100    100        0       0      0      0      0      0      0       0      100      100
                          ----   ----     ----    ----    ---   ----   ----   ----   ----    ----     ----     ----
Group                     37.9   37.6     14.3    14.3    9.2    8.3   14.8   17.2    6.6     5.0     82.8     82.4
In % of total               46     46       17      17     11     10     18     21      8       6      100      100

*) unaudited

(1) including H.I. BETEILIGUNGEN, H.I. IMMOBILIEN and consolidation

                                                           GROUP       GROUP
                                                           2003       2002 *)
            OTHER OPERATING INCOME                        K(EURO)     K(EURO)
-----------------------------------------------           -------     -------
Income from the retirement of
Fixed assets                                                3,491      1,555
Income from release of special account
with reserve characteristics in accordance with
German tax law  (Section 6b EStG)                           2,499        586
Income from release of other  account for
Investment subsidies                                            0        283
Rest of other operating income                              1,224      1,868
                                                            -----      -----
Sum                                                         7,214      4,292
                                                            -----      -----

*) unaudited

The income from the sale of fixed assets of (euro) 3.5 Mio results principally from the sale of the participating interests in Ruhrgas AG.

In the business year 2003, in the SOCIAL SECURITY CONTRIBUTIONS AND COSTS FOR RETIREMENT PROVISION AND SUPPORT RETIREMENT PROVISION K(euro) 765 (previous year unaudited: K(euro) 726) relate to pension cost.

                                                           GROUP       GROUP
                                                            2003      2002 *)
              OTHER OPERATING INCOME                       K(EURO)     K(EURO)
-----------------------------------------------------     -------     -------

Expenses from additions to special accounts with
reserve characteristics in accordance with Section 6b
EStG                                                            0          14
Losses from disposal of fixed assets                           90          38
Mining damages                                                 40       1,430
Other taxes                                                   152         276
Rest of other operating expenses                           16,575      14,503
                                                           ------      ------
Sum                                                        16,857      16,261
                                                           ------      ------

*) unaudited

The other operating costs include administration costs, allocations to accruals and also sales and maintenance costs.

The TAXES ON INCOME include current tax liabilities of K(euro) 31 and liabilities from previous years of K(euro) 14. The current tax liabilities appear relatively low in comparison to the result from normal business activities; this is mainly due to the tax-exempt sale of the participating interests in Ruhrgas AG and the receipt of dividends from foreign subsidiaries.

In the group income statement, the current taxes on income were increased by K(euro) 29 of deferred taxes (previous year unaudited: decrease by K(euro) 16).

The following income and expenses of items of the income statement result from affiliated companies:

                                                     GROUP
                                                 2003     2002 *)
                                                K(EURO)   K(EURO)
                                                ------    -------
Income from participating interests                0         0

Other interest and similar income                  0         0

Interest and similar expenses                      1         1

*) unaudited

7.     OTHER INFORMATION

CONSOLIDATED AFFILIATED COMPANIES

                                                                                      SHAREHOLDING       PROFIT AND
                                                     SUBSCRIBED    TRANSLATION        DEC. 31, 2003     LOSS TRANSFER
                                                      CAPITAL       IN (EURO)     %     IN COMPANY        AGREEMENT
                                                    -----------    -----------   ---  -------------     --------------
1.  Heinrich Industrie AG, Essen, Germany   (euro)   10,400,000

2.  H.I. BETEILIGUNGEN GmbH,
    Essen, Germany                          (euro)       26,000                  100       1.                1.

3.  WICKMANN-Werke GmbH, Witten, Germany    (euro)   15,000,000                  100       2.                2.

4.  Wickmann Components (UK) Ltd.,
    Redditch/Worcestershire,
    Great Britain                             GBP        30,000         42,475   100       3.

5.  Wickmann USA, Inc.,
    Atlanta/Georgia, USA                      USD     1,000,000        793,210   100       3.

6.  Wickmann Asia Ltd.,
    Hong Kong, China                          HKD     2,500,000        255,389   100    1.;3.

7.  Dongguan Wickmann
    Electrical Products Co., Ltd.,
    Chang Ping, China                         HKD    16,800,000      1,748,628   100       3.

8.  EFEN GmbH, Eltville, Germany            (euro)    4,000,000                  100       2.                2.

9.  EFEN Kaposvar Hungaria Kft.,
    Kaposvar, Hungaria                        HUF   150,000,000        572,268    80       8.

10. EFEN Polska Sp. z o.o.,
    Siemianowice Slaskie, Poland              PLN     2,200,000        465,559    75       8.

11. Dongguan EFEN Electrical Products
    Co., Ltd., Chang Ping, China              USD       489,600        377,302   100       8.

12. Wilhelm PUDENZ GmbH, Dunsen, Germany    (euro)    5,300,100                  100       2.                2.

13. H.I. IMMOBILIEN MANAGEMENT
    GMBH, Essen, Germany                       DM       800,000        409,033   100       1.                1.

14. erwilo Sonnenschutz GmbH,
    Bochum, Germany                            DM     7,700,000      3,936,947   100       1.                1.

NON-CONSOLIDATED AFFILIATED COMPANIES

                                                                                            SHAREHOLDING
                                                         SUBSCRIBED    TRANSLATION          DEC. 31, 2003
                                                          CAPITAL       IN (EURO)     %       IN COMPANY
                                                         ----------    -----------   ---    -------------
15. Motherson pudenz Wickmann Ltd.,
    New Delhi, India                             RPS     25,000,000        508,000   43.87     3.;12.

16. Hinnenberg Beteiligungsgesellschaft mbH
    i.L., Essen, Germany                          DM         52,000         26,587     100        14.

PARTICIPATING INTERESTS

                                                                                            SHAREHOLDING
                                                        SUBSCRIBED    TRANSLATION          DEC. 31, 2003
                                                         CAPITAL       IN (EURO)      %       IN COMPANY
                                                        ----------    -----------   ----   --------------
17. POLYTRONICS Technology Corporation Ltd.,
    Hsin-Chu, Taiwan                             TWD    401,542,000     9,419,942   8.94         3.

18. Switchgear Systems Ltd., Rugby/
    Warwickshire, Great Britain                  GBP         27,027        38,266     26         8.

The complete listing of the share ownership of HEINRICH INDUSTRIE and the group is deposited with the Companies Register of the District Court of Essen under HRB 1297.

As companies incorporated in the group financial statements of HEINRICH INDUSTRIE, and in accordance with the elective right of Section 264 Para. 3 HGB, the companies H.I. BETEILIGUNGEN GmbH, WICKMANN-Werke GmbH, EFEN GmbH, Wilhelm PUDENZ GmbH, H.I. IMMOBILIEN MANAGEMENT GMBH and erwilo Sonnenschutz GmbH have foregone the disclosure of their annual financial statements and management reports.

STATEMENT OF CHANGES IN EQUITY

                                                              HEINRICH INDUSTRIE GROUP
                                              Subscribed        Capital
                                                Capital       Contribution                             Own
                                         -------------------      not                     Equity     shares
                                                     Prefer-      yet                     earned    held for
                                          Ordinary    ence      called        Capital     by the     redemp-
                                           shares    shares       up         reserves     group       tion
                                           (euro)    (euro)     (euro)        (euro)      (euro)     (euro)
                                         ----------  -------  ------------  ----------  ----------  --------
Balance at Dec. 31, 2002                 10,400,000     0          0        10,992,775  11,030,436      0
                                         ----------    --         --        ----------  ----------     --
Proceeds from issue of shares

Acquisitions/redemption of own shares

Dividends paid                                                                          -1,100,000

Changes in reporting entity

Other changes                                                                              -47,896
                                                                                        ----------
Group net profit or loss for the year                                                    1,645,451

Other gains and losses recognised
directly in equity
                                                                                        ----------
Total recognised results for the group                                                   1,645,451
                                         ----------    --         --        ----------  ----------     --
Balance at Dec. 31, 2003                 10,400,000     0          0        10,992,775  11,527,991      0
                                         ==========    ==         ==        ==========  ==========     ==

                                                                    HEINRICH INDUSTRIE GROUP
                                                 Accumulated other gains
                                                  and losses recognised
                                                   directly in equity             Equity as
                                           -----------------------------------  Disclosed in      Own
                                           Translation/                         consolidation  shares not
                                            exchange            Other              balance      held for
                                           differences          items               Sheet      redemption    EQUITY
                                             (euro)            (euro)              (euro)        (euro)      (euro)
                                           ------------  ---------------------  -------------  ----------  ----------
Balance at Dec. 31, 2002                      248,653                     0        32,671,864       0      32,671,864
                                             --------    ------------------        ----------      --      ----------
Proceeds from issue of shares                                                               0                       0

Acquisitions/redemption of own shares                                                       0                       0

Dividends paid                                                                     -1,100,000              -1,100,000

Changes in reporting entity

Other changes                                -797,176             1,336,480(1)        491,408                 491,408
                                             --------    ------------------        ----------              ----------
Group net profit or loss for the year                                               1,645,451               1,645,451

Other gains and losses recognised
directly in equity                                                                          0                       0
                                                                                   ----------              ----------
Total recognised results for the group                                              1,645,451               1,645,451
                                             --------    ------------------        ----------      --      ----------
Balance at Dec. 31, 2003                     -548,523             1,336,480        33,708,723       0      33,708,723
                                             ========    ==================        ==========      ==      ==========

                                                  SHARES OF OTHER MINORITY SHAREHOLDERS
                                            Minority     Accumulated other gains and
                                            interest      losses recognised directly
                                           in capital            in equity
                                              and      -------------------------------
                                             earned    Translations              Other           TOTAL GROUP
                                            results    differences               items  EQUITY      EQUITY
                                             (euro)       (Euro)                (euro)  (euro)      (euro)
                                           ----------  ------------             ------  -------  -----------
Balance at Dec. 31, 2002                    403,649          0                     0    403,649   33,075,513
                                            -------         --                    --    -------   ----------
Proceeds from issue of shares                                                                              0

Acquisitions/redemption of own shares                                                                      0

Dividends paid                               -9,888                                      -9,888   -1,109,888

Changes in reporting entity

Other changes                               -61,436                                     -61,436      429,972
                                            -------                                     -------   ----------
Group net profit or loss for the year        -1,482                                      -1,482    1,643,969

Other gains and losses recognised
directly in equity                                                                                         0
                                            -------                                               ----------
Total recognised results for the group       -1,482                                      -1,482    1,643,969
                                            -------         --                    --    -------   ----------
Balance at Dec. 31, 2003                    330,843          0                     0    330,843   34,039,566
                                            =======         ==                    ==    =======   ==========

(1) due to derecognition of special account with reserve characteristics as a result of the lapse of Section 308 (3) HGB

SEGMENT INFORMATION

                                                                  RESULT FROM
                          ORDERS RECEIVED             SALES   ORDINARY OPERATIONS
                           2003    2002 *)   2003    2002 *)     2003      2002 *)
                          K(EURO)  K(EURO)  K(EURO)  K(EURO)    K(EURO)    K(EURO)
                          -------  -------  -------  -------    -------    -------
WICKMANN Group            73,809   70,413   72,624    72,576        -49(1)  1,892

Erwilo                     9,853    9,317    9,843     9,418     -2,155      -520

HEINRICH INDUSTRIE, H.I.
BETEILIGUNGEN,
H.I. IMMOBILIEN and
Consolidation                373      368      373       368      4,141      -923
                          ------   ------   ------    ------      -----      ----
Group                     84,035   80,098   82,840    82,362      1,937       449
                          ------   ------   ------    ------      -----      ----

*) unaudited

(1) including interest and similar income relating to organizational structure project in 2002

                          CAPITAL INVESTMENT (2)   DEPRECIATION
                            2003     2002 *)      2003    2002 *)       EMPLOYEES
                            K(EURO)  K(EURO)     K(EURO)  K(EURO)  2003   2002 *)
                            -------  -------     -------  -------  ----   -------
WICKMANN Group               6,494    4,629      5,058     6,509     909     880

erwilo                         160       55        120       149      69      79

HEINRICH INDUSTRIE, H.I.
BETEILIGUNGEN,
H.I. IMMOBILIEN and
consolidation                  153       68         44        62    17(3)     16(3)
                             -----    -----      -----     -----   ---       ---
Group                        6,807    4,752      5,222     6,720   995(4)    975(4)
                             -----    -----      -----     -----   ---       ---

*)  unaudited

(2) inclusive of financial assets

(3) exclusive white-collar worker of HEINRICH INDUSTRIE

(4) blue-collar worker 633 (previous year unaudited: 607), white collar worker 362 (previous year unaudited: 368), domestic 715 (previous year unaudited: 735), foreign countries 280 (previous year unaudited: 240)

                       INTEREST INCOME   INTEREST EXPENSES   GROSS ASSETS (5)  GROSS DEBTS (6)
                        2003    2002 *)   2003     2002*)    2003    2002 *)   2003    2002 *)
                       K(EURO)  K(EURO)  K(EURO)  K(EURO)   K(EURO)  K(EURO)  K(EURO)  K(EURO)
                       -------  -------  -------  -------   -------  -------  -------  -------
WICKMANN Group         1,303(1)    20      816      888     60,463    57,678  22,768   19,321

erwilo                    26       97        0        1      5,855     5,566   1,918    1,629

HEINRICH INDUSTRIE,
H.I. BETEILIGUNGEN,
H.I. IMMOBILIEN and
consolidation         -1,096      169     -764     -829     -5,530    -1,807   2,063    4,851
                      ------      ---     ----     ----     ------    ------  ------   ------
Group                    233      286       52       60     60,788    61,437  26,749   25,801
                      ------      ---     ----     ----     ------    ------  ------   ------

*) unaudited

(5) Balance sheet total

(6) Balance sheet total less Shareholder's Equity and 50% Special reserves

ASSESSMENT OF HEINRICH INDUSTRIE AG ON THE GERMAN CORPORATE GOVERNANCE CODEX

The conformity declarations with restrictions in accordance with Section 161 AktG have been made by the Executive Board and Supervisory Board of HEINRICH INDUSTRIE, published on its Internet homepage on December 19, 2003, and made available to the shareholders. The assessment is contained in the management report.

CASH FLOW STATEMENT FOR THE GROUP

                                             UNAUDITED
                                      2003     2002
                                    K(EURO)   K(EURO)
                                    -------   -------
Net income for the year              1,644       335
Write downs on non-current
Assets                               5,222     6,720
Change of non-current provisions        -2       858
Change of special account with
reserve characteristics             -2,499      -854
Deferred taxes expenses/-income         29       -16
Other cash income                    1,200       -89
                                    ------    ------
CASH-FLOWS                           5,594     6,954
Adjusted cash income from
special effects                     -3,356    -1,471
CASH-FLOWS TO DVFA/SG                2,238     5,483
Change of current accruals           2,597      -331
Profit on disposals of property,
plant and equipment                    -44       -46
Increase of inventories, trade
receiveables, an other assets          376       822
Decrease of accounts payable and
other equity and liabilities        -1,307      -298
                                    ------    ------
CASH-FLOWS FROM OPERATING
ACTIVITIES                           3,860     5,630
Proceeds from disposals of
property, plant, and equipment         171     1,668
Purchase of property, plant, and
equipment                           -4,182    -4,306
Purchase of intangible assets       -1,667      -445
Proceeds on disposals of
non-current financial assets         3,953        37
Acquisition of non-current
financial assets                      -958        -1
                                    ------    ------
CASH-FLOWS FROM INVESTING
ACTIVITIES                          -2,683    -3,047
Cash payments to shareholders       -1,100    -1,500
Cash payments to minority
shareholder                            -10       -45
Cash proceeds from issuing
loans                                  535         0
                                    ------    ------
CASH-FLOWS FROM FINANCING
ACTIVITIES                            -575    -1,545
Change in cash funds from cash
relevant transactions                  602     1,038
Change in cash funds from
exchange rate movements,
changes in

group structure, and in valuation
procedures for cash funds             -664      -641

Cash funds at the beginning
of period                           12,511    12,114
                                    ------    ------
CASH FUNDS AT THE END OF PERIOD     12,449    12,511
                                    ======    ======

PARTICIPATING INTERESTS IN HEINRICH INDUSTRIE AG

Wilh. Werhahn KG, Neuss, has a 50.827% participating interests in the subscribed capital of our company via the Markische Bau-Union GmbH, Potsdam. The firm of RWE Aktiengesellschaft, Essen, has a 31.553% participating interests via the Harpen Aktiengesellschaft, Dortmund, the latter via the firm of VEW Umwelt GmbH, Dortmund.

The group financial statements of HEINRICH INDUSTRIE are incorporated in the group statements of Wilh. Werhahn KG, Neuss. Our group financial statements are deposited with the District Court of Essen under HRB 1297.

ORGANS OF THE COMPANY

The members of the Supervisory Board and the Executive Board of HEINRICH INDUSTRIE are listed on Page 3 of the business report. They carry out the following tasks of the Supervisory Board and other responsibilities:

SUPERVISORY BOARD

a) Membership of legally required supervisory boards

b) Membership of comparable domestic and foreign control committees

In the event of subsequent stipulations within the reporting period, the relevant mandate is also listed both for the predecessor and successor.

WILHELM WERHAHN, Neuss
to February 28, 2003
Chairman to February 28, 2003
Member of the Board of Wilh. Werhahn KG, Neuss, to January 31, 2003

a)    - Gesellschaft fur Buchdruckerei AG,
        Neuss, Chairman

      - RWE-DEA Aktiengesellschaft fur Mi-
        neraloel and Chemie, Hamburg

      - Zwilling J. A. Henckels AG, Solingen,
        Vice-chairman to January 31, 2003

      - RWE Power AG, Essen,
        to February 21, 2003

b)    - Administrative Council of Wilh. Werhahn
        KG, Neuss

      - Neusser Zeitungsverlag GmbH,
        Neuss, Chairman

      - ISR Internationale Schule am Rhein
        in Neuss GmbH, Neuss

DR. NORBERT WIEMERS, Dusseldorf
Chairman from March 21, 2003
Board spokesman of Wilh. Werhahn KG, Neuss

a)    - RWE Power AG, Essen,
        from February 21, 2003

      - Basalt-Actien-Gesellschaft, Linz

      - Zwilling J. A. Henckels AG,
        Solingen, from February 1, 2003

b)    - D. A. Stuart Company, Warrenville,
        Illinois/USA, Chairman of the Board

PROF. DR.-ING. ROLF WINDMOLLER,
Ennepetal
Vice-chairman
Member of the Board of RWE Net AG, Dortmund, to September 30, 2003

a)    - AVU Aktiengesellschaft fur Versor-
        gungsunternehmen, Gevelsberg

      - E.ON Engineering GmbH, Gelsen-
        kirchen

      - OSRAM GmbH, Munchen

      - SAG Netz- and Energietechnik
        GmbH, Langen

      - LEW Lechwerke AG, Augsburg,
        to September 30, 2003

      - Pfalzwerke AG, Ludwigshafen,
        to September 30, 2003

      - DEW Dortmunder Energie- und
        Wasserversorgung GmbH,
        Dortmund, to September 30, 2003

DR. HEINZ BLUMMERS, Essen
to May 6, 2003
Board of the Anita-Thyssen-Stiftung,
Managing Director of Thyssen Vermogensverwaltung GmbH, Dusseldorf, former Chairman of the Board of HEINRICH INDUSTRIE AG, Essen

a)    - Wanderer-Werke AG, Augsburg,
        to July 9, 2003

JURGEN PEDDINGHAUS, Hamburg
from May 6, 2003
company consultant

a)    - Faber-Castell AG, Stein,
        Chairman

      - Jungheinrich AG, Hamburg

      - Kuhlhaus Zentrum AG,
        Hamburg, Chairman

      - Schwarz Pharma AG, Monheim

      - Zwilling J. A. Henckels AG, Solingen

b)    - MAY Holding GmbH & Co. KG,
        Erftstadt, Chairman

      - Severin Elektrogerate GmbH,
        Sundern, Council Member

      - Norddeutsche Private Equity,
        Hamburg, Council Member

DR. MICHAEL WERHAHN, Neuss
from May 6, 2003
Member of the Board of Wilh. Werhahn KG, Neuss

a)    - Ontos Lebensversicherung AG,
        Neuss

      - Ontos Versicherung AG, Neuss

      - Rheinland Holding AG, Neuss, Vice-
        chairman

      - Rheinland Versicherungs AG, Neuss,
        Vice-chairman

      - Rheinland Lebensversicherung AG,
        Neuss, Vice-chairman

b)    - ABC-Leasing GmbH, Koln

      - Stadtwerke Neuss GmbH, Neuss

      - Stadtwerke Neuss Energie und
        Wasser GmbH, Neuss

      - D. A. Stuart Company, Warrenvillle,
        Illinois/USA, Chairman to
        November 4, 2003

      - Dresdner Bank AG, Dusseldorf,
        Council Member

      - Gothaer Ruckversicherung AG, Koln,
        Council Member

      - MBU Vermogens- and Beteiligungs-
        verwaltung GmbH & Co. KG,
        Chairman of the Council

      - MBU Vermogens- and Beteiligungs-
        verwaltung II GmbH & Co. KG,
        Chairman of the Council

      - WW Vermogens- and Beteiligungs-
        verwaltung GmbH & Co. KG,
        Chairman of the Council

      - Verbindungsstelle Landwirtschaft-
        Industrie e.V., Essen, Council
        Member

      - Biesterfeld, Scheibler, Linssen GmbH
        & Co., Hamburg, Member of
        the Shareholders Committee

      - Markische Bau-Union GmbH,
        Potsdam, to November 14, 2003
        Chairman of the Council

FRANZ SCHMIDT, Geisenheim (1)
Clerk
EFEN GmbH, Eltville

           no further mandates

ELKE MEIER, Witten (1)
to May 6, 2003
Operator
WICKMANN-Werke GmbH, Witten

           no further mandates

CLAUDIA HOLTERMANN, Witten (1)
from May 6, 2003
Operator
WICKMANN-Werke GmbH, Witten

         no further mandates

(1) Employee members of the Supervisory Board

EXECUTIVE BOARD

DR. ULRICH BLANK, Essen
Chairman

         no further mandates

DR. HORST HUBNER, Witten

b)    - POLYTRONICS Technology
        Corporation Ltd., Hsin-Chu/Taiwan,
        Member of the Board

REMUNERATION OF THE EXECUTIVE BOARD AND SUPERVISORY BOARD

The total remuneration of the Executive Board in the reporting year 2003 amounted to (euro) 605.725. A total of (euro) 179.042 was paid out in retirement and dependent benefits for former members of the Board. (euro) 1,517,236 are contained in the accruals for pensions and similar obligations for the above group of people. The remuneration of the Supervisory Board amounted to (euro) 53,944.

PROPOSAL ON THE APPROPRIATION OF THE NET PROFIT OF HEINRICH INDUSTRIE AG

The Executive Board and Supervisory Board propose that the net income shown in the balance sheet of the business year 2003 in the amount of (euro) 1,100,000 be used to pay a dividend of (euro) 0.55 per share in the company capital of (euRO) 10,400,000, divided into 2,000,000 individual shares.

SUBSEQUENT EVENTS AFTER DECEMBER 31, 2003

On May 6, 2004, Littelfuse Inc., Des Plaines/USA acquired 82,4 % of the common stock of Heinrich Industrie AG from its former two largest shareholders. Littelfuse, Inc. initiated a tender offer for the remaining shares of the publicly held company. Subsequent to May 6, 2004, Littelfuse purchased additional shares of Heinrich Industrie AG stock - bringing the total ownership to 97,2 % as of April 15, 2005.

Heinrich Industrie sold its erwilo business in February 2004.

Heinrich Industrie undertook the following reorganization and restructuring measures in 2004:

      - Further parts of the TR5(R)/TE5(R) - production lines of the WICKMANN business were transferred from WICKMANN Witten, Germany to Dongguan WICKMANN, China

      - the reorganization program "Structure WICKMANN Group", affecting the product lines electronic and power and the consolidation of the accounting, controlling, purchasing and human resource functions of the WICKMANN group was almost finalized

      - WICKMANN Components (UK) Ltd. i.L., UK, was liquidated. The sales activities are now handled via a sales office in Redditch. The building of WICKMANN Components (UK) Ltd. was sold at a small book gain.

      - Based on a step-by-step plan the Company started to transfer the production of the EFEN business in Schwabach, Germany to Eltville, which affected 19 employees.

For these measures, the company incurred expenses for severance payments and benefits in the amount of (euro) 4,8 million.

The location of the headquarters of Heinrich Industrie AG was transferred from Essen, Germany to Witten, Germany in July 2004. The building of the headquarters in Essen was sold at a book gain of (euro) 2.1 million.

SUMMARY OF CERTAIN DIFFERENCES BETWEEN GENERALLY ACCEPTED GERMAN AND UNITED STATES ACCOUNTING PRINCIPLES

The consolidated financial statements of HEINRICH INDUSTRIE have been prepared in accordance with the German Commercial Code (HGB), as well as various additional practices, laws and regulations of the Federal Republic of Germany (collectively German generally accepted accounting principles, "German GAAP"). German GAAP emphasizes the principle of prudence (Vorsichtsprinzip) in the presentation of the financial statements to protect the interests of creditors.

As a result, HEINRICH INDUSTRIE's consolidated financial statements may differ substantially from financial statements prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). HEINRICH INDUSTRIE is not required to prepare or present financial statements in accordance with U.S. GAAP.

The following is a summary of certain differences between German GAAP and U.S. GAAP as of the dates of HEINRICH INDUSTRIE consolidated financial statements that may be material. The Company is responsible for preparing the summary below. The Company has not prepared a complete reconciliation of its consolidated financial statements and related footnote disclosures between German GAAP and US GAAP and has not quantified such differences. The discussion below should not be taken as exhaustive of all differences. No attempt has been made to identify all disclosures, presentation or classification differences

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

that would affect the manner in which transactions or events are presented in the consolidated financial statements of HEINRICH INDUSTRIE or notes thereto.

INVESTMENT SECURITIES

Under German GAAP, Heinrich Industrie generally classifies investments in equity securities as long term financial assets. Such securities are valued based on the "modified lower of cost or market principle" according to which the historic cost (the original purchase price) are subject to impairment charges only if a permanent decline in value is expected.

Under U.S. GAAP, the investments in equity securities are classified into the categories trading and available-for-sale. Trading and available-for-sale securities are recorded at fair value. Changes in the fair value of available-for-sale securities are recognized in other comprehensive income, a separate component of equity, while changes in the fair value of trading securities are recognized in the statement of income.

DERIVATIVE INSTRUMENTS AND HEDGE ACCOUNTING

Under German GAAP, derivative instruments and embedded derivatives are generally accounted for as off-balance-sheet transactions and are disclosed in the notes to the financial statements. Unrealized gains of both the derivative financial instrument and hedged items are not recorded on the balance sheet or in the income statement. However, any unrealised losses on derivatives are recognized in current income.

Under U.S. GAAP (SFAS 133, "Accounting for Derivative Instruments and Hedging Activities"), all derivative instruments and embedded derivatives are recorded on the balance sheet at fair value as either assets or liabilities, regardless of any hedge relationship that might exist. Changes in the value of derivative instruments are recognized in the income statement as they arise, unless they satisfy criteria for hedge accounting (including designation and high effectiveness), supported by formal documentation. The accounting treatment of the hedging instruments as well as the hedged items depends on the type of hedge designation (fair value hedge or cash flow hedge), the offset being in either current income or other comprehensive income. Also depending on the hedge designation, the carrying value of the hedged item may need to be adjusted to offset the changes in the fair value of the hedging derivative. Any ineffectiveness resulting from the hedge relationship is recognized in income.

ALLOWANCE FOR ACCOUNTS RECEIVABLE

Under German GAAP, allowances related to accounts receivables are stated to reflect collection risk on a single account basis. The overall credit risk is considered in a general lump sum allowance for doubtful accounts by taking a 3% to 5% allowance on the gross amounts not specifically provided for.

Under U.S. GAAP, loss contingencies relating to the collectibility of accounts receivable are only recorded when certain criteria are met. In accordance with SFAS 5, "Accounting for Contingencies," contingencies are only recognized when
(a) information available prior to issuance of the financial statements indicates that it is probable that an asset has been impaired at the date of the financial statements and (b) the amount of the loss can be reasonably estimated. General allowances for accounts receivable would require historical evidence in order to meet the probable and reasonably estimable criteria.

PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

Under German GAAP, property, plant and equipment is recognized at acquisition or manufacturing cost, as applicable, less accumulated depreciation and acquired intangible fixed assets are recognized at acquisition cost less accumulated amortisation. In practice, the useful live is based on schedules of asset useful lives as provided by tax regulations. Moveable tangible assets can also be depreciated using an accelerated depreciation method (declining balance).

U.S. GAAP requires that property, plant and equipment be carried at cost less accumulated depreciation in accordance with the estimated economic useful life of the asset. Accelerated depreciation methods can only be used if the actual usage of the assets justifies that method. Intangible assets with a definite useful life are

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

amortized over their expected useful life. Intangible assets with an indefinite useful life and goodwill are not amortized but reviewed for impairment at least once a year.

IMPAIRMENTS FOR LONG-LIVED ASSETS

Under German GAAP, based on the modified lower of cost or market principle, any permanent decline in value of tangible or intangible fixed assets results in an impairment. An impairment loss recognized in prior years has to be reversed if the reason for impairment no longer exists.

Under US GAAP a company is required to perform an impairment analysis on its long-lived assets if certain indicators exist. In this analysis a two-step model is used. For tangible long-lived assets and definite-lived intangible assets the first step is a comparison of an asset's carrying amount with the sum of undiscounted cash flows generated by the asset. An impairment is indicated only if the undiscounted cash flows are less then the asset's carrying amount. If an impairment is indicated through the first step, the impairment loss is measured in the second step as the difference between the asset's carrying value and its fair value.

The impairment test for goodwill and indefinite-lived intangible assets requires in step one to compare the fair value and carrying amount of a reporting unit including goodwill. If the fair value of the reporting unit is less than its book value, goodwill or the indefinite-lived intangible asset is considered to be impaired. In step two, the impairment amount is measured as the excess of the assets carrying amount over its implied fair value (i.e., fair value of the reporting unit minus fair value of individual identifiable assets and liabilities). U.S. GAAP does not allow the reversal of previously recorded impairment losses.

INVENTORIES

German GAAP requires inventories to be valued at lower of cost or market. Market value is usually defined as net realizable value or replacement cost. Further write-downs may be made to the extent that they are necessary based on sound business judgment to avoid valuation to change in the near future.

Under US GAAP inventories are valued at lower of cost or market. Market is defined as current replacement cost, except that market should not exceed net realizable value and it should not be less than the net realizable value reduced by an allowance for an approximately normal profit margin.

MEASUREMENT OF FOREIGN CURRENCY RECEIVABLES AND LIABILITIES

Under German GAAP, unrealised losses with respect to foreign currency receivables and liabilities are recognised in earnings, while unrealised gains are deferred until the underlying asset or liability is settled.

Under U.S. GAAP receivables and liabilities denominated in foreign currencies are translated at the balance sheet date rate and any unrealised gains or losses are recognised in the income statement.

SCOPE OF CONSOLIDATION

Under German GAAP, consolidation of all significant majority-owned subsidiaries is required. Entities in which an equity interest is held and where the investor actually exercises significant influence over the business and financial policy (associated companies) are valued at equity, unless they are insignificant.

Under U.S. GAAP, the determination when an entity is to be consolidated has traditionally been determined based on a voting control model. While this model is still applicable, new FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46") has broadened the scope of consolidation to include a risk and rewards model. Variable interest entities ("VIE's"), which often are special purposes entities, in which a parent does not have a controlling voting interest but the parent absorbs the majority of the VIE's expected losses or residual returns must also be consolidated. The equity method is generally required for investments where the parent company has more than 20% of the voting rights or if factors indicate that significant influence exists. Furthermore, U.S. GAAP does not provide any exemption from consolidation or equity accounting based on significance of the investment.

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

BUSINESS COMBINATIONS AND GOODWILL

Under German GAAP, business combinations will be generally accounted under the purchase method. When purchase accounting is applied, goodwill arising on the acquisition of an entity can be offset directly against reserves or capitalized and amortized over the estimated economic useful life, generally over a period of 7 to 15 business years. Any negative goodwill is recorded as part of the reserves within equity. Business combinations are generally accounted on the effective date as determined in the acquisition agreement. Consolidation for acquisitions and de-consolidation for divestures may also be accounted as of the beginning or ending of the respective period.

Under U.S. GAAP, for all business combinations initiated after July 1, 2001, business combinations are accounted under the purchase method. Business combinations are generally accounted for on the date of acquisition, which is ordinarily the date assets are received and other assets are given, liabilities are assumed or incurred, or equity interests are issued. Furthermore, all separately identifiable tangible and intangible assets acquired and liabilities assumed are recorded at fair value and the excess of the cost of an acquired entity over the fair value of net assets acquired is allocated to goodwill. Goodwill is not amortized, but, instead, is tested for impairment annually at the reporting unit level, or more frequently based upon facts and circumstances. The excess of fair value of acquired net assets over cost (negative goodwill) must be allocated on a pro-rata basis to all non-current assets other than financial assets, prepaid pension assets and deferred taxes. Any remaining negative goodwill is recognized as an extraordinary gain.

PENSION PROVISIONS AND PROVISIONS FOR OTHER POSTRETIREMENT BENEFITS

Under German GAAP, pension obligations are determined using actuarial principles, whereby the ongoing and future pension obligations and benefit obligations to retired beneficiaries are determined using a valuation benchmark in line with tax regulations. For other postretirement benefits the general rules for provisions apply. Increases in future salary or pension costs are not included in the calculation of the provisions.

Under U.S. GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with SFAS 87, "Employers' Accounting for Pensions" which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS 87, a pension asset or liability representing the excess or deficit of plan assets over benefit obligations is recognized in the balance sheet. The pension benefit obligation is calculated by using a projected unit credit method, including assumptions for future salary increases. Actuarial gains or losses outside of a 10% "corridor" have to be amortized over future periods as a component of net pension cost. Gains and losses inside the corridor are generally not recognized. Specific guidance exists for other postretirement benefits.

GUARANTEES

Under German GAAP, a guarantor records an accrual and a corresponding charge to the income statement when an enterprise has a present obligation as a result of a past event and it is expected, based on available evidence, that payment would have to be made to the guaranteed party.

Under U.S. GAAP, a guarantor is required to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee irrespective of the probability of outflows of economic benefits. Such guarantees generally include contracts that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is an asset, a liability or an equity security of the guaranteed party, certain third party performance guarantees and indemnification clauses in sale or purchase agreements.

OTHER PROVISIONS

Under German GAAP, provisions are set up for uncertain liabilities and for potential losses from pending transactions. In addition provisions for maintenance costs to be incurred within three months after year-end have to be recorded. For maintenance costs to be incurred later than three months after year-end and for other internal costs provisions may be set up, if they were caused in the current or past periods.

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

Under U.S. GAAP, a provision for a contingency is recorded when it is probable and can be reasonably estimated. SFAS No. 5 uses the term probable to describe a future event in which the outcome is likely to occur. Accordingly, under U.S. GAAP, a higher recognition threshold is applied than under German GAAP. Provisions for maintenance costs to be incurred and internal costs are not allowed under U.S. GAAP.

ENVIRONMENTAL REMEDIATION LIABILITIES

Under German GAAP for environmental liabilities no specific guidance exists. Provisions are valued based on best estimates; they may be discounted if the underlying obligation contains an interest element even if the amount and timing of the cash flows is not reliably determinable.

Under U.S. GAAP provisions for losses associated with environmental remediation obligations are recorded when such losses are probable and reasonably estimable. Specific guidance is available relating to the recognition and measurement of environmental liabilities. Discounting environmental remediation liabilities is only allowed if the aggregate amount of the obligation or components thereof and the amount and timing of the cash payments are fixed or reliably determinable.

RESTRUCTURING COSTS

Under German GAAP, a provision for exit, disposal or other restructuring activities is established if management decides to undertake restructuring activities. Provisions are valued based on best estimates.

U.S. GAAP requires a liability for costs associated with an exit or disposal activity to be recognised when the liability is incurred. This requires that a detailed plan has been approved and communicated to the employees, significant changes to the plan are unlikely to occur and the company has little or no discretion to avoid payment. Under U.S. GAAP, if employees are not required to render service until they are terminated in order to receive the termination benefits, a liability for the termination benefits shall be recognized and measured at its fair value at the communication date. If employees are required to render service in order to receive the termination benefits the expense is generally recognized over the future service period.

SPECIAL RESERVES

Under German GAAP gains on the sale of certain assets may be deferred and are recognized in a special reserve. Such gains are recognized in income in subsequent years based on the related depreciation expense of newly acquired assets.

Under US GAAP gains on the sale of all assets are taken to income when they are realized. Deferral of such gains is not permissible.

REVENUE RECOGNITION

German GAAP focuses on the transfer of economic ownership and the transfer of the risk of loss when recognizing revenue. Revenue is generally recognized when the goods are sold.

Under U.S. GAAP there are four key criteria that must be present in order to recognize revenue under US GAAP. These four criteria are (a) the seller's price to the buyer is fixed or determinable, (b) collectibility of payment is reasonably assured, (c) there must be persuasive evidence that an arrangement exists and (d) delivery must have occurred or services must be rendered. Furthermore, U.S. GAAP provides specific accounting guidance regarding multiple element arrangements.

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

DEFERRED TAXES

Under German GAAP, deferred taxes are only recognised for transactions where the expense or the income is recognised in different periods for tax and book purposes (timing concept). Under German GAAP, deferred taxes are not recognized for temporary differences that are not expected to reverse in the foreseeable future, and for temporary differences that are expected to reverse during future periods in which net operating losses are expected to be available to offset income taxes that would otherwise be payable. In accordance with German GAAP, Heinrich Industrie elected to only recognize deferred tax assets if they arose during consolidation.

Under U.S. GAAP, deferred taxes are generally recognized for all temporary differences. In addition, in contrast to German GAAP, U.S. GAAP requires the recognition of deferred tax assets attributable to net operating loss carryforwards. A valuation allowance is recorded against deferred tax assets to the extent that it is more likely than not that the deferred tax asset will not be realized.

Witten, April 18, 2005

      HEINRICH INDUSTRIE AG

            The Executive Board

Dr. Ulrich Blank     Dr. Horst Hubner


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LITTELFUSE, INC.

Date: April 22, 2005                  By:    /s/ Philip G. Franklin
                                             -----------------------------------
                                      Name:  Philip G. Franklin
                                      Title: Vice President, Operations
                                             Support and Chief Financial Officer




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